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                                                                     EXHIBIT 4.3

                           MIKOHN GAMING CORPORATION
                               STOCK OPTION PLAN
                            As Amended and Restated
                            -----------------------

                             Approved May 14, 1996
                             ---------------------



1.  PURPOSE

  The purpose of the Mikohn Gaming Corporation Stock Option Plan is to further the interests of Mikohn Gaming Corporation, a Nevada corporation (the "Company"), and its Subsidiaries by encouraging and enabling selected officers, directors (other than non-employee directors), employees consultants, advisers, independent contractors and agents, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock through the exercise of stock options to be granted hereunder. Options granted Hereunder are either options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code or non-qualified stock options.

2.  DEFINITIONS

  Whenever used herein the following terms shall have the following meanings, respectively:

  (a)  "Board" shall mean the Board of Directors of the Company.

  (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (c) "Committee" shall mean the Stock Option or Compensation Committee appointed by the Board, or if no committee has been appointed, a reference to "Committee" shall be deemed to refer to the Board.

  (d)  "Common Stock" shall mean the Company's Common Stock, $0.10 par value.

  (e)  "Company" shall mean Mikohn Gaming Corporation, a Nevada corporation.

  (f) "Disinterested Person" shall have the meaning set forth in Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or any successor rule.

  (g) "Employee" shall mean, in connection with Incentive Options, only employees of the Company or any Subsidiary or Parent Corporation of the Company.

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  (h)  "Fair Market Value Per Share" of the Common Stock on any date shall mean, if the Common Stock is publicly traded, the mean between the highest and lowest quoted selling prices of the Common Stock on such date or, if not available, the mean between the bona fide bid and asked prices of the Common Stock on such date. In any situation not covered above or if there were no sales on the date in question, the Fair Market Value Per Share shall be determined by the Committee in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations.

  (i) "Incentive Option" shall mean an Option granted under the Plan which is designated as and qualified as an incentive stock option within the meaning of
Section 422 of the Code.

  (j) "Non-Qualified Option" shall mean an Option granted under the Plan which is designated as a non-qualified stock option and which does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

  (k)  "Option" shall mean an Incentive Option or a Non-Qualified Option.

  (l) "Optionee" shall mean any person who has been granted an Option under the Plan.

  (m) "Outside Director" shall have the meaning set forth in Section 162(m) of the code.

  (n) "Parent Corporation" shall have the meaning set forth in Section 424(e) of the Code.

  (o) "Permanent Disability" shall mean termination of a Relationship with the Company or any Subsidiary or Parent Corporation of the Company with the consent of the Company or such Subsidiary by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Code.

  (p) "Plan" shall mean the Mikohn Gaming Corporation Stock Option Plan, as amended.

  (q) "Relationship" shall mean that the Optionee is or has agreed to become an officer, director (other than a non-employee director), employee, consultant, adviser, independent contractor or agent of the Company or any Subsidiary of the Company.

  (r) "Subsidiary" shall have the meaning set forth in Section 424(f) of the Code.

  (s) "Termination for Cause" means the termination of any employee's employment with the Company, whether voluntary or involuntary, that is determined by the Committee to have resulted from the discovery by the Company of the employee's

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dishonesty, commission of a felony (regardless of whether or not prosecuted) or fraud.


3.  ADMINISTRATION

  (a) The Plan shall be administered either (i) by the Board, or (ii) in the discretion of the Board, by a Committee of at least two directors of the Company appointed by the Board, all members of which are both Disinterested Persons and Outside Directors, Notwithstanding the provisions of the immediately preceding sentence, the requirement for Disinterested Persons in such sentence shall only apply to the grant of Options to persons subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the requirement for Outside Directors in such sentence shall only apply to the grant of options to persons who are Covered Employees within the meaning of Section 162(m) of the Code. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies.

  (b) Only the Board has authority to grant options and/or to approve any changes in the terms thereof. Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote or by written consent of a majority of its members, and all actions of the Committee are subject to approval by the Board.

  (c) Subject to the provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, to define the terms used therein, to determine the time or times an Option may be exercised and the number of shares which may be exercised at any one time, to prescribe, amend and rescind rules and regulations relating to the Plan, to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be conclusive and binding on all Optionees and on their guardians, legal representatives and beneficiaries.

  (d) The Company shall indemnify and hold harmless the members of the Board and the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the negligence, bad faith, willful misconduct or criminal acts of such persons.

  (e) The Company will provide financial information to the Optionees on the same basis as the Company provides such information to its stockholders.

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4.  NUMBER OF SHARES SUBJECT TO PLAN

  The aggregate number of shares of Common Stock subject to Options which may be granted under the Plan shall not exceed 1,700,000. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.


5.  ELIGIBILITY AND PARTICIPATION

  (a) Non-Qualified Options may be granted to any person who has a Relationship with the Company or any of its Subsidiaries. Incentive Options may be granted to any Employee. The Committee shall determine the persons to who Options shall be granted, the time or times at which such Options shall be granted and the number of shares to be subject to each Option. An Optionee may, if he is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine. An Employee may be granted Incentive Options or Non-Qualified Options or both under the Plan; provided, however, that the grant of Incentive Options and Non-Qualified Options to an Employee shall be the grant of separate Options and each Incentive Option and each Non-Qualified Option shall be specifically designated as such.

  (b) In no event shall the aggregate fair market value (determined as of the time the Option is granted) of the shares with respect to which Incentive Options (granted under the Plan or any other plans of the Company or any Subsidiary or Parent Corporation of the Company) are exercisable for the first time by an Optionee in any calendar year exceed $100,000.

  (c) In no event shall the aggregate number of shares of Common Stock with respect to which Options may be granted to a single Optionee during the term of the Plan exceed 20 percent of the aggregate number of shares of Common Stock subject to Options which may granted to all Optionees under the plan.


6. PURCHASE PRICE

  The purchase price of each share covered by each Incentive Option shall not be less than 100% of the Fair Market Value Per Share of the Common Stock on the date the Incentive Option is granted; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reasons of Section 424(d) of the Code more that 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, the

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purchase price of the shares covered by such Incentive Option shall not be less than 110% of the Fair Market Value Per Share of the Common Stock on the date the Incentive Option is granted.


7.  DURATION OF OPTIONS

  The expiration date of the Option and all rights thereunder shall be determined by the Committee. In the event the Committee does not specify the expiration date of the Option, the expiration date shall be 10 years from the date on which the Option was granted, and shall be subject to earlier termination as provided herein; provided, however, that if at any time an Incentive option is granted the Optionee owns or would be considered to won by reason of Section 424(d) of the code more that 10% of the total combined voting power of all classes of stock of the company or any Subsidiary or Parent Corporation of the Company such Incentive Option shall expire five years from the date the Incentive Option is granted unless the Committee selects an earlier date.


8.  EXERCISE OF OPTIONS

  (a) An Option shall vest and become exercisable from time to time in installments or otherwise in accordance with such schedule and upon such other terms and conditions as the Committee shall in its discretion determine at the time the Option is granted. An Optionee may purchase less than the total number of shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less that 100 shares, unless the exercise is during the final year of the Option, and shall not include any fractional shares. As a condition to the exercise, in whole or in part, of any Option, the Committee may in its sole discretion require the Optionee to pay, in addition to the purchase price of the shares covered by the Option, an amount equal to any federal, state or local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise. Furthermore, if any Optionee disposes of any shares of stock acquired by exercise of an Incentive Option prior to the expiration of either of the holding periods specified in Section 422(a)(1) of the Code, the Optionee shall pay to the Company, or the Company shall have the right to with- hold from any payment to be made to the Optionee, an amount equal to any federal, state or local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction.

  (b) No Option will be exercisable (and any attempted exercise will be deemed null and void) if such exercise would created a right of recovery for "short-swing profits" under Section 16(b) of the Securities Exchange Act of 1934, as amended. This

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Section 8(b) is intended to protect persons subject to Section 16(b) against inadvertent violations of Section 16(b) and shall not apply with respect to any particular exercise of an Option if expressly waived in writing by the Optionee at the time of such exercise.


9.  METHOD OF EXERCISE

  (a) To the extent that an Option has become exercisable, the Option may be exercised from time to time by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full, by cash or by certified or cashier's check payable to the order of the Company or the equivalent thereof acceptable to the Company, of the purchase price for the number of shares being purchased and, if applicable, any federal, state or local taxes required to be paid in accordance with the provisions of Section 8(a) hereof. The Company shall issue a separate certificate or certificates with respect to each Option exercised by an Optionee.

  (b) In the committee's discretion, payment of the purchase price for the shares with respect to which the Option is being exercised may be made in whole or in part with shares of Common Stock. If payment is made with shares of Common stock, the Optionee, or other person entitled to exercise the Option, shall deliver to the Company certificates representing the number of shares of Common Stock in payment for the shares being purchased, duly endorsed for transfer to the Company. If requested by the Committee, prior to the acceptance of such certificates in payment for such shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Committee with a representation and warranty in writing that he has good and marketable title to the shares represented by the certificate(s), free and clear of all liens and encumbrances. The value of the shares of Common Stock tendered in payment for the shares being purchased shall be their Fair Market Value Per Share on the date of the exercise.

  (c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for it to comply, with reasonable diligence, with any applicable listing requirements of any national securities exchange or any federal, state or local law. If an Optionee or other person entitled to exercise an Option fails to accept delivery of or fails to pay for all or any portion of the shares requested in the notice of exercise upon tender of delivery thereof, the Committee shall have the right to terminate his Option with respect to such shares.


10.  NON-TRANSFERABILITY OF OPTIONS

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  No Option granted under the Plan shall be assignable or transferable by the
Optionee, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.


11.  CONTINUANCE OF RELATIONSHIP

  Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any right with respect to the continuation of his employment by or other Relationship with the company or any Subsidiary or Parent Corporation of the Company, or interfere in any way with the right of the Company or any Subsidiary or Parent Corporation of the Company at any time to terminate such employment or other Relationship or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.


12.  TERMINATION OF RELATIONSHIP OTHER THAN BY DEATH OR PERMANENT DISABILITY

  Except as the Committee may otherwise determine at any time with respect to any particular Non-Qualified Option granted hereunder:

  (a) If an Optionee ceases to have a Relationship for any reason other than his death or Permanent Disability, any Options granted to him shall terminate 90 days from he date on which such Relationship terminates unless such Optionee has resumed or initiated a Relationship and has a Relationship on such date. During the 90 day period, the Optionee may exercise any Option granted to him but only to the extent such Option was exercisable on the date of termination of his Relationship and provided that such Option has not expired or otherwise terminated as provided herein. A leave of absence approved in writing by the Committee shall not be deemed a termination of Relationship for purposes of this
Section 12, but no Option may be exercised during any such leave of absence, except during the first 90 days thereof.

  (b) For purposes hereof, termination of an Optionees's Relationship for reasons other than death or Permanent Disability shall be deemed to take place upon the earliest to occur of the following: (i) the date of the Optionee's retirement from employment under the normal retirement policies of the Company or any Subsidiary of the Company; (ii) the date of the Optionee's retirement from employment with the approval of the Committee because of disability other than Permanent Disability; (iii) the date the Optionee receives notice or advice that his employment or other Relationship is terminated; or (iv) the date the Optionee ceases to render the services which he was employed, engaged or retained to render to the Company or any Subsidiary (absences for temporary illness, emergencies and vacations or leaves of

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absence approved in writing by the Committee excepted). The fact that the
Optionee may receive payment from the Company or any Subsidiary of the Company after termination for vacation pay, for services rendered prior to termination, for salary in lieu of notice or for other benefits shall not affect the termination date.

  (c) Notwithstanding anything in the Plan to the contrary, no Option may be exercised or claimed following an Optionee's termination of Relationship as a result of Termination for Cause, and no Option may be exercised or claimed while the Optionee is being investigated for a termination for Cause.

13.   DEATH OR PERMANENT DISABILITY OF OPTIONEE

   Except as the Committee may expressly determine otherwise at any time with respect to any particular Non-Qualified Option granted hereunder, if an Optionee shall die at a time when he is in a Relationship or if the Optionee shall cease to have a Relationship by reason of Permanent Disability, any Options granted to him shall terminate one year after the date of his death or termination of Relationship due to Permanent Disability unless by its terms it shall expire before such date or otherwise terminate as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of his death or his termination of Relationship due to Permanent Disability. In the case of death, the Option may be exercised by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.


14.  STOCK PURCHASE NOT FOR DISTRIBUTION

  Each Optionee shall, by accepting the grant of an Option under the Plan, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon exercise of the Option will be received and held without a view to distribution except as may be permitted by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. After each notice of exercise of any portion of an Option, if requested by the Committee, the person entitled to exercise the Option shall agree in writing that the shares of stock are being acquired in good faith without a view to distribution.


15.   PRIVILEGES OF STOCK OWNERSHIP

  No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of such Option until such person has

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become the holder of record of such shares. No adjustment shall be made for dividends or distributions of rights in respect of such shares if the record date is prior to the date on which such person becomes the holder of record, except as provided in Section 16 hereof.


16.   ADJUSTMENTS

  (a) If the number of outstanding shares of Common Stock is increased or decreased, or if such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar transaction, the aggregate number of shares of Common Stock subject to the Plan as provided in Section 4 hereof, the share of Common Stock subject to issued and outstanding Option under the Plan and the aggregate number of shares of Common Stock with respect to which Options may be granted to a single Optionee as provided in Section 5(c) hereof shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option. No adjustment shall be made on account of any transaction or event not specifically set forth in this Section 16(a), including, without limitation, the issuance of Common Stock for consideration.

  (b) Notwithstanding the provision of Section 16(a), upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation or entity, the Committee may take such action, if any, as it in its discretion may deem appropriate to accelerate the time within which and the extent to which Options may be exercised, to terminate Options at or prior to the date of any such event, or to provide for the assumption of Options by surviving, consolidated, successor or transferee corporations.

  (c) Adjustments under this Section 16 shall be made by the Committee, whose determination as to which adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

17.  AMENDMENT AND TERMINATION OF PLAN

  (a) The Board may from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the

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Plan; provided that any amendment to the Plan shall be approved by a majority of the outstanding shares of the Company if the amendment would (i) materially increase the benefits accruing to participants under the Plan, (ii) increase the number of shares of Common Stock which may be issued under the Plan, except as permitted under the provisions of Section 16 hereof, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

  (b) No amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair in a manner adverse to the Optionee any right or obligation under any Option theretofore granted to such Optionee.

  (c) The terms and conditions of any Option granted to an Optionee may be modified or amended only by a written agreement executed by the Optionee and the Company; provided, however, that if any amendment or modification of an Incentive Option would constitute a "modification, extension or renewal" within the meaning of Section 424(h) of the Code, such amendment shall be null and void unless the amendment contains an acknowledgment by the parties substantially in the following form: "The parties hereto recognize and agree that this amendment constitutes a modification, renewal or extension within the meaning of Section 424(h) of the Code, of the option granted on ___________________."


18     EFFECTIVE DATE OF PLAN

    The Plan shall become effective upon adoption by the Board and approval by the Company's stockholders; provided, however, that prior to approval of the Plan by the Company's stockholders, but after adoption by the Board, Options may be granted under the Plan subject to obtaining the stockholders' approval of the adoption of the Plan. Notwithstanding the foregoing, stockholders' approval must occur no later than 12 months after the date of adoption of the Plan by the Board.


19.  TERM OF PLAN

  No option shall be granted pursuant to the Plan after 10 years from the earlier of the date of adoption of the Plan by the Board or the date of approval of the Plan by the Company's stockholders.

  The date of original adoption of the Plan by the Board was November 6, 1993. The date of approval by the stockholders of the Plan's original adoption was November 6, 1993. The plan was amended by the Board on December 23, 1993 to effect certain nonsubstantive changes for which stockholder approval was not required under Rule 16(b)-3 promulgated by the Securities and Exchange Commission.

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